Exhibit 5.1

FEDERAL ★LIFE★

# Federal Life Insurance Company (Mutual)

3750 West Deerfield Road • Riverwoods, Illinois 60015 • (800) 233-3750

## Form of Application for Individual Variable Deferred Annuity Contract

**Product:** ☐ [ Wealth Builder 1 ] ☐ [ Wealth Builder 2 ] ☐ [ Wealth Builder 3 ] ☐ ______________

**Contract Type:** ☐ Non-Qualified ☐ IRA – Traditional ☐ IRA – Roth ☐ ______________

### Annuitant

Full Name (first, middle, last): ______________________________ ☐ Male ☐ Female

Address: ____________________ City: ______________ State: ________ Zip: __________

Birthdate (mm/dd/yyyy): ______________ Social Security Number or Tax ID: ______________

Daytime Phone Number: ______________ Email: ______________

### Owner *(If other than Annuitant)*

Full Name (first, middle, last): ______________________________ ☐ Male ☐ Female

Address: ____________________ City: ______________ State: ________ Zip: __________

Birthdate (mm/dd/yyyy): ______________ Social Security Number or Tax ID: ______________

Daytime Phone Number: ______________ Email: ______________

### Joint Owner *(Spouse Only)*

Full Name (first, middle, last): ______________________________ ☐ Male ☐ Female

Address: ____________________ City: ______________ State: ________ Zip: __________

Birthdate (mm/dd/yyyy): ______________ Social Security Number or Tax ID: ______________

Daytime Phone Number: ______________ Email: ______________

### Beneficiary Information

| Primary | Contingent | Print Full Name | Allocation | Relationship | SSN or Tax ID | Birthdate (mm/dd/yyyy) |
|---|---|---|---|---|---|---|
| ☐ | ☐ | ____________ | ______% | ________ | ________ | ________ |
| ☐ | ☐ | ____________ | ______% | ________ | ________ | ________ |
| ☐ | ☐ | ____________ | ______% | ________ | ________ | ________ |
| ☐ | ☐ | ____________ | ______% | ________ | ________ | ________ |

(Allocations in whole percentages only; Allocations to all Primary must equal 100%; Allocations to all Contingents must also equal 100%)

Signature of Owner's Spouse: ______________________________ Date (mm/dd/yyyy): ______________

*Signature required in AZ, CA, ID, LA, NV, NM, TX, WA and WI*

### Premium

Amount Paid with Application: $ ______________

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange ☐ Transfer/Rollover Apply for Tax Year: ________

### Subaccount Allocation

The initial Premium will be allocated to the following subaccounts:

_____% [ Federal Life Fixed Income Portfolio ] _____% [ Federal Life Equity Portfolio ] Total allocation must equal 100%

Subsequent Premiums will be allocated in the same fashion unless you notify us otherwise.

### Replacement

Do you have any existing life insurance or annuity contracts? ☐ Yes ☐ No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? ☐ Yes ☐ No

If yes, please provide the information below and attach any required state replacement and 1035 exchange or transfer forms.

Insurance Company Name(s): ______________________________

L-8024 www.federallife.com 08-07

Annuitization Unless otherwise indicated, annuity payments will begin on the first day of the first month after the Annuitant’s 95th birthday. You may choose when you would like to annuitize. Note: this date can be changed at any time up to 30 days before the start of annuity payments. I would like annuity payments to begin (mm/yy): Dividends Dividend payments, if any, will be: Paid in Cash or Applied to the Cash Value. Fraud Notices For your protection, several states require us to advise you of the following: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines, criminal penalties and denial of insurance benefits. Note: The following states require that alternate statements regarding insurance fraud be given. If you are a resident of any of the following states, please consider the following statements as replacement for the above statements. Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to the claim was provided by the applicant. Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information, is guilty of a felony. Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. Notice to Arizona Residents On written request, we will provide, within a reasonable time, factual information regarding the benefits and provisions of the contract for which you are applying. If you are not satisfied, you may return the contract to us or to the selling agent within ten days of delivery of the contract (thirty days if you are age 65 o r older). The amount of the refund will be equal to that permitted by Arizona Insurance Code. Remarks Authorizations 1) I hereby represent to the best of my knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2) I agree to all the terms and conditions as shown on this application. 3) I agree that this application shall be part of the contract issued. 4) I certify that the Social Security / Taxpayer Identification Number shown above is correct and that I am not subject to backup withholding. 5) I understand that the contract value and the annuity payments, when based on the investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amounts. 6) I have received a copy of the current prospectus and have discussed all fees and charges for this contract with my agent. 7) I believe that the contract is suitable for my retirement and insurance needs. Signed at (City, State, Zip): Annuitant’s Signature: Date (mm/dd/yyyy): Owner’s Signature: Date (mm/dd/yyyy): Joint Owner’s Signature: Date (mm/dd/yyyy):

Agent Certification Did you witness the signing of this application by the Annuitant and the Owner? Yes No Does the applicant have any existing life insurance or annuity contracts? Yes No Will this annuity replace or change any existing or pending life insurance or annuity contract? Yes No If yes, please provide the name of the company I certify that I have reviewed this application, determined that all the questions are answered fully, completely and accurately as supplied by the applicant, and recorded full details as required. I understand that any subsequent modifications or additions made to the application after it is submitted must be initialed by the client. I have not made any statement which differs from this material. Agent’s Signature: Date (mm/dd/yyyy): Agent’s Name (printed): FLIC Agent Number: Agent’s Phone #: Agent’s Fax #: Agent’s Email: Agent’s License Number (required in FL only):